AMENDMENT NO. 2

      AMENDMENT NO. 2 ("Amendment No. 2"), dated as of February 15, 1999, among ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (together with its successors and assigns, the "Company"); each of the lenders that is a signatory hereto (together with its successors and assigns, individually, a "Bank", and, collectively, the "Banks"); and FLEET NATIONAL BANK, as Swingline Bank (in such capacity, together with its successors and permitted assigns in such capacity, the "Swingline Bank") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

      The Company, the Banks, the Swingline Bank and the Agent are parties to a Credit Agreement dated as of June 30, 1998, which Credit Agreement was amended by Amendment No. 1 and Waiver Agreement dated as of December 31, 1998 (as so amended and in effect on the date hereof, the "Credit Agreement"). The Company has requested the Banks to amend the covenant in the Credit Agreement relating to the Company's investments to take into account the Company's projected equity investments. The Banks are in agreement with such request upon certain terms and conditions. Accordingly, the parties hereto hereby agree as follows:

      Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

      Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

      (a) Section 1.01 (Certain Defined Terms) is amended by adding the following new definition:

            "Combined Statutory Surplus" means, at any date, the combined "statutory surplus as regards policyholders" of each Insurance Subsidiary of Enhance Investment that appears on the Statutory Statement of such Insurance Subsidiary and is computed pursuant to the instructions of the National Association of Insurance Commissioners or any successor thereto. In the Statutory Statement prescribed for each Insurance Subsidiary for the year ended December 31, 1997, such amount for the year ended December 31, 1997 appears on line 32, column 1 on page 4.

      (b) Subsection (d) of Section 8.07 (Indebtedness) is deleted and replaced with the following:

            "(d) additional Indebtedness of the Company and its Material Subsidiaries provided that on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness of the Company and its Material Subsidiaries, total consolidated Indebtedness of the Company and its Subsidiaries (including Indebtedness created or incurred under any other subsection of this Section 8.07) does not exceed 25% of Total Capitalization or 60% of Combined Statutory Surplus; and"

      (c) Subsection (d) of Section 8.08 (Investments) is deleted and replaced with the following:

            "(d) equity Investments if, after giving effect to such Investments, the aggregate amount of equity Investments of the Company and of its Material Subsidiaries (including, without limitation, Investments in Subsidiaries of the Company that are not Wholly Owned Subsidiaries of the Company) (i) in any one Person, including Affiliates thereof, does not exceed at any time 75% of the aggregate amount of equity Investments of the Company and its Material Subsidiaries and (ii) does not exceed at any time during the periods set forth below, the following percentages of the aggregate amount of the consolidated Investments (both debt and equity) of the Company and its Material
            Subsidiaries:

            --------------------------------------------------------------------
                                                      Maximum Aggregate Equity
              During the Fiscal Year Ending:        Investments as Percentage of
              ------------------------------          Consolidated Investments
                                                      ------------------------
            --------------------------------------------------------------------
                  December 31, 1998 and
                    December 31, 1999                          10.0%
            --------------------------------------------------------------------
                    December 31, 2000                          12.0%
            --------------------------------------------------------------------
            December 31, 2001 and thereafter                   14.5%
            --------------------------------------------------------------------

            For purposes of this subsection (d), the amount of equity Investments shall not include any increases in the value of such equity Investments resulting from undistributed earnings on such equity Investment.

      (d) Section 8.09 (Restricted Payments) is amended by deleting the last proviso therein and replacing it with the following:

            "provided further, that no Restricted Payments shall be permitted if and for so long as the claims-paying ability rating, as rated by S&P (if rated by S&P), of ERC falls below AA+ (or is withdrawn) or of any other Insurance Subsidiary of the Company falls below AA- (or is withdrawn)."

      (e) Section 8.16 (Claims-Paying Rating) is deleted and replaced with the following:

            "8.16 Claims-Paying Rating. The Company will not allow the claims-paying rating, as rated by S&P, of ERC to be less than AA+ (or to be withdrawn) or of any other Insurance Subsidiary to be less than AA- (or to be withdrawn) at any time."

      Section 3. Conditions Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective, as of the date hereof, upon execution and delivery of this Amendment No. 2 by the Company, the Swingline Bank, the Agent and each of the Banks and (ii) payment to the Agent for the ratable benefit of the Banks of an amendment fee of $10,000.

      Section 4. Representations and Warranties of the Company. The Company represents to the Banks, the Swingline Bank and the Agent as follows:

      (a) The execution, delivery and performance by the Company of this Amendment No. 2 has been duly authorized by all necessary corporate action and does not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its certificate of incorporation or by-laws; (iii) violate any provision of or require any filing, registration, consent or approval under, any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any Subsidiary, it being understood that the Company may be required to file a copy of Amendment No. 2 with the Securities and Exchange Commission in connection with the Company's periodic filing requirements; (iv) result in a breach of or constitute a default or require any consent under any indenture, mortgage or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or any of its Property may be bound; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Property now owned or hereafter acquired by the Company.

      (b) The representations and warranties contained in Section 7 of the Credit Agreement, as amended by this Amendment No. 2, are true, correct and complete in all material respects on and as of the date hereof as though made on and as of the date hereof.

      (c) No Event of Default or Default has occurred and is continuing or would result from the signing of this Amendment No. 2 or the transactions contemplated hereby.

      (d) There has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries, taken as a whole, since the date of the last financial statements furnished to the Banks.

      (e) No information, exhibit or report furnished in writing by or on behalf of the Company or any officer, director, employee or agent of the Company to any of the Banks or the Agent in connection with the negotiation of, or pursuant to the terms of this Amendment No. 2, contained when made any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

      Section 5. Miscellaneous.

      (a) The Company acknowledges that the date references in subsection (d) of
Section 8.08 of the Credit Agreement, as amended by Amendment No. 2, which dates are later than the present Commitment Termination Date, are set forth for administrative convenience only in the event the Commitment Termination Date is extended, at the request of the Company and in the sole discretion of each Bank, pursuant to Section 2.08 of the Credit Agreement. The Company agrees that inclusion of such dates in the Credit Agreement shall not be interpreted as the agreement of any Bank to any such extension request made by the Company.

      (b) Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York.

      (c) The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Amendment No. 2 and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in accordance with the terms of Section
11.03 of the Credit Agreement.

      (d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (Remainder of Page Intentionally Left Blank)

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                          ENHANCE FINANCIAL SERVICES GROUP INC.


                                          By /s/ Jeffrey A. Figurelli
                                             -----------------------------------
                                             Title: Senior Vice President

                                          BANKS

                                          FLEET NATIONAL BANK


                                          By /s/ Jan-Gee W. McCollam
                                             -----------------------------------
                                             Title: Senior Vice President

                                          THE BANK OF TOKYO - MITSUBISHI, LTD,
                                          NEW YORK BRANCH


                                          By
                                             -----------------------------------
                                             Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By
                                             -----------------------------------
                                             Title:

                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN ISLAND BRANCHES


                                          By
                                             -----------------------------------
                                             Title:

                                          and


                                          By
                                             -----------------------------------
                                             Title:

                                          BANKS

                                          FLEET NATIONAL BANK


                                          By
                                             -----------------------------------
                                             Title:

                                          THE BANK OF TOKYO - MITSUBISHI, LTD,
                                          NEW YORK BRANCH


                                          By /s/ John R. Beckwith
                                             -----------------------------------
                                             Title: Attorney-In-Fact

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By
                                             -----------------------------------
                                             Title:

                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN ISLAND BRANCHES


                                          By
                                             -----------------------------------
                                             Title:

                                          and


                                          By
                                             -----------------------------------
                                             Title:

                                          BANKS

                                          FLEET NATIONAL BANK


                                          By
                                             -----------------------------------
                                             Title:

                                          THE BANK OF TOKYO - MITSUBISHI, LTD,
                                          NEW YORK BRANCH


                                          By
                                             -----------------------------------
                                             Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By /s/ Timothy A. Stambaugh
                                             -----------------------------------
                                             Title: Senior Vice President

                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN ISLAND BRANCHES


                                          By
                                             -----------------------------------
                                             Title:

                                          and


                                          By
                                             -----------------------------------
                                             Title:

                                          BANKS

                                          FLEET NATIONAL BANK


                                          By
                                             -----------------------------------
                                             Title:

                                          THE BANK OF TOKYO - MITSUBISHI, LTD,
                                          NEW YORK BRANCH


                                          By
                                             -----------------------------------
                                             Title:

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By
                                             -----------------------------------
                                             Title:

                                          DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN ISLAND BRANCHES


                                          By /s/ John S. McGill
                                             -----------------------------------
                                             Title: John S. McGill
                                                    Vice President

                                          and


                                          By /s/ Gayma Z. Shivnarain
                                             -----------------------------------
                                             Title: Gayma Z. Shivnarain
                                                    Vice President

                                          FLEET NATIONAL BANK,
                                              as Swingline Bank


                                          By /s/ Jan-Gee W. McCollam
                                             -----------------------------------
                                             Title: Vice President

                                          AGENT

                                          FLEET NATIONAL BANK,
                                              as Agent


                                          By /s/ Jan-Gee W. McCollam
                                             -----------------------------------
                                             Title: Vice President